Foundation Building Materials Provides Preliminary Information on Third Quarter Net Sales and Projected Fiscal 2017 Net Sales
TUSTIN, California - Foundation Building Materials, Inc. (FBM: NYSE), one of the largest specialty distributors of wallboard, suspended ceiling systems and mechanical insulation in North America, today is providing preliminary information regarding its net sales for the third quarter and projected net sales for the full fiscal year. These amounts reflect the impacts of Hurricanes Harvey and Irma as well as the Company’s recent market performance.
During the third quarter, the unprecedented occurrence of two back-to-back major hurricanes affected the Company’s branch operations in Texas, Florida, Georgia, and South Carolina. In addition, two fewer business days compared to the prior year quarter led to lower shipping activity. Based on preliminary results, the Company expects net sales to be in the range of $530 million to $540 million for the third quarter. The Company expects full year 2017 net sales to be in the range of $2.03 to $2.07 billion including contributions from all acquisitions of $70 to $80 million.
“We continue to give our thoughts, prayers, and assistance to our FBM employees and all those affected by these natural disasters,” commented Ruben Mendoza, President and Chief Executive Officer. “Our branch operations impacted by the hurricanes have reopened and resumed operations, and FBM stands ready to help impacted communities with the substantial rebuilding effort underway.” Mendoza continued, “While we experienced some short-term disruption to our business, we expect product demand to regain strength that will likely extend into future quarters.”
Third Quarter Earnings Release and Conference Call
Foundation Building Materials will release its third quarter 2017 results before the market opens on Tuesday, November 7, 2017. The Company will hold a conference call to discuss the results at 5:30 AM PT/ 8:30 AM ET that same day.
Interested parties can listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.fbmsales.com/. The online replay will be available on the same website immediately following the call.
The conference call can also be accessed by dialing (877) 407-9039 (domestic) or (201) 689-8470 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671.
The passcode for the live call and replay is 13672256. The replay will be available until 11:59 p.m. ET on November 14, 2017.
About Foundation Building Materials
Foundation Building Materials is a specialty distributor of wallboard, suspended ceiling systems, and mechanical insulation throughout the U.S. and Canada. Based in Tustin, California, the Company employs more than 3,500 people and operates more than 220 branches across the U.S. and Canada.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:
John Moten
VP Investor Relations
657-900-3213
john.moten@fbmsales.com

Media Relations:
Jed Repko or Ed Trissel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449